UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2026

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-14174	Southern Company Gas	58-2210952
(A Georgia Corporation)
725 W. Peachtree Street, N.E.
Atlanta, Georgia 30308
(404) 584-4000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On September 8, 2026, Northern Illinois Gas Company (“Nicor Gas”), a wholly-owned subsidiary of Southern Company Gas, the Staff of the Illinois Commerce Commission (the “Illinois Commission”), the Illinois Attorney General, the Citizens Utility Board, the Illinois Industrial Energy Consumers, Legal Action Chicago, Retail Energy Supply Association, Illinois Competitive Energy Association and certain other parties entered into a Stipulation and Settlement (the “Stipulation”) that, if approved by the Illinois Commission, would resolve Nicor Gas’ general base rate case filed with the Illinois Commission on January 9, 2026 (the “2026 Rate Case”).
Under the terms of the Stipulation, annual base rate revenues would increase by approximately $82 million, with a target effective date of November 16, 2026. The Stipulation provides for a return on equity of 9.48% and an equity ratio of 50.00%. Additionally, Nicor Gas has agreed that if the Illinois Commission issues a final order approving the Stipulation, and after rehearing requests, if any, are resolved, it will file a motion to dismiss its pending appeal of the Illinois Commission’s November 19, 2025 base rate case decision.
The Stipulation is subject to the approval of the Illinois Commission. The terms of the Illinois Commission’s final order on the 2026 Rate Case may differ materially from the terms of the Stipulation. The Illinois Commission is expected to rule by December 7, 2026. The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the 2026 Rate Case and the Stipulation. Southern Company Gas cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company Gas; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company Gas’ Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q for the quarters ended March

31, 2026 and June 30, 2026 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to natural gas cost and other cost recovery mechanisms and the 2026 Rate Case; the impact of recent and future federal and state legal and regulatory changes, as well as changes in application of existing laws, regulations and guidance; current and future litigation or regulatory investigations, proceedings or inquiries; the ability to successfully operate Southern Company Gas’ natural gas distribution facilities and the successful performance of necessary corporate functions; the inherent risk involved in transporting and storing natural gas; the direct or indirect effect on Southern Company Gas’ business resulting from cyber intrusion or physical attacks and the threat of physical attacks; catastrophic events, political unrest, wars or other similar occurrences; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company Gas expressly disclaims any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026	SOUTHERN COMPANY GAS

	By:	/s/ Melissa K. Caen
Melissa K. Caen Assistant Secretary